DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT
OF
IRELAND INC.
A Nevada Corporation

THIS AGREEMENT is made between IRELAND INC., a Nevada corporation (hereinafter referred to as the "Company"), and STEVEN A. KLEIN of xxxxxxxxxx (hereinafter referred to as the “Optionee”), a director of the Company, effective as of the 1st day of April, 2015 (the “Grant Date”).

1. Options Granted. The Company hereby grants the Optionee non-qualified stock options to purchase an aggregate of Five Hundred Thousand (500,000) shares of the Company’s Common Stock exercisable at a price of $0.40 per share (the “Exercise Price”) for a term commencing on the vesting dates set out below (the “Vesting Date”) and expiring at 5:00 pm (Pacific Time) on the fifth (5th) year anniversary of the respective Vesting Date (the “Expiration Date”), subject to termination as set forth herein:

Number of Options to Vest	Vesting Date	Expiration Date
125,000	Apr. 1, 2015	Mar. 31, 2020
125,000	Jun. 30, 2015	Jun. 30, 2020
125,000	Sept. 30, 2015	Sept. 30, 2020
125,000	Dec. 31, 2015	Dec. 31, 2020
500,000	Total

No option may be exercised unless the option has vested. The vesting of all options will be cumulative. All options which have not vested will terminate on the date of termination of the options in accordance with this Agreement.

2. Method of Exercise. The options may be exercised to the extent they have vested and become exercisable and not yet been forfeited or terminated by written notice delivered to the Company at its principal place of business, stating the number of shares for which the option is being exercised. The notice must be accompanied by a check or other methods of payment acceptable to the Plan Administrator for the amount of the purchase price, and comply with all the requirements of the Company’s 2007 Stock Incentive Plan dated March 27, 2007, a copy of which has been provided to the Optionee.

3. Capital Adjustments. The existence of the options shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

4. Adjustments for Reorganizations and Recapitalizations. If there shall, prior to the exercise of any of the options provided for by this Agreement, be any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders (other than a normal cash dividend) or other change in the Company’s corporate or capital structure that results in (a) the Company’s outstanding shares of common stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or kind of securities of the Company or any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock, then there shall automatically be an adjustment in either the number of shares which may be purchased pursuant hereto, the type of shares which may be purchased pursuant hereto or the price at which such shares may be purchased, or any combination thereof, so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

5. Transfer of the Options. During the Optionee's lifetime, the options shall be exercisable only by the Optionee. The options shall not be transferable by the Optionee other than by the laws of descent and distribution upon the Optionee's death. In the event of the Optionee's death during the term of this Agreement, the Optionee's personal representatives may exercise any portion of the options that remains vested and unexercised at the time of the Optionee's death, provided that any such exercise must be made, if at all, during the period within six (6) months after the Optionee's death, and subject to the option termination date specified in Section 7.

6.	Changes in Control.

(a)	Notwithstanding any other provision in this Agreement to the contrary, all unvested options outstanding under this Agreement shall immediately vest and become exercisable upon a Change in Control.

(b)	“Change in Control” means any of the following events:

(i)

Approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii)

Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the company or (ii) a sale by the Company of all of its property and assets pursuant to Section 78.565 of the Nevada Revised Statutes (the “NRS”); or

(iii)

Any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”) is or becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding securities.

7.	Termination of Option.

(a)	The Optionee’s right to exercise any options that have vested and are exercisable shall terminate on the earliest of the following dates:

	(i)	The Expiration Date;

	(ii)	Subject to subsections (c) and (d) below, the date which is six (6) months from the date on which the Optionee ceases to act as a director of the Company or any subsidiary of the Company;

(iii)

In the event of the termination of the Optionee as a director of the Company or any subsidiary of the Company as a result of a breach of the Optionee’s obligations to the Company or any subsidiary of the Company, or as a result of any dishonesty, fraud, misconduct, the unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations) (each of which being a termination for “Cause”), the earliest date on which the Optionee is notified by the Company of such termination; and

(iv)

The date which is six (6) months from the date of the Optionee’s death or the date the Optionee is determined by the Company to be unable to perform his or her duties as a director of the Company or any subsidiary of the Company as a result of any mental or physical disability that is expected to result in death or that is expected to last for a continuous period of twelve (12) months or more (the “Disability Determination Date”).

(b)	The Optionee’s right to exercise any options that have not vested and are not exercisable shall terminate on the earliest of the following dates:

	(i)	The date the Optionee ceases to act as a director of the Company or any subsidiary of the Company;

(ii)

In the case of the termination of the Optionee as a director of the Company or any subsidiary of the Company for Cause, on the earliest date on which the Optionee is notified by the Company of such termination; and

	(iii)	The date of the Optionee’s death or the Disability Determination Date, as applicable.

(c)

For purposes of this Section 7, the Optionee will be deemed not to have ceased to act as a director of the Company or any subsidiary of the Company (the “Original Position”) if the Optionee continues to act as an employee, officer, director or consultant of the Company or a subsidiary of the Company in some other capacity immediately upon ceasing to act in the Original Position.

(d)

Also notwithstanding the forgoing, if the Optionee dies after he or she ceases to be a director of the Company or any subsidiary of the Company for reasons other than a termination for Cause or for disability in accordance with the above, the Optionee’s right to exercise any options that have vested and are exercisable on the date the Optionee ceases to be a director of the Company or any subsidiary of the Company shall terminate on the earliest of the Expiration Date and the date which is six (6) months after the date of death.

8.

Rights as Shareholder. The Optionee will not be deemed to be a holder of any shares pursuant to the exercise of these options until he or she pays the option price and a stock certificate is delivered to him or her for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

9.

Integration with the Company’s 2007 Stock Incentive Plan. All of the terms and conditions of the Company’s 2007 Stock Incentive Plan, a copy of which has been provided to the Optionee, are specifically made a part of this Agreement and shall control with regard to the interpretation or construction of any provision that is inconsistent herewith. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

10.

Withholding Taxes. The Optionee authorizes the Company to withhold from any payments due to the Optionee by the Company, whether pursuant to this Agreement or otherwise, any amounts required to be withheld and remitted by the Company on account of any income and employment taxes resulting from this Agreement.

11.	Miscellaneous.

(a)

Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at such address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

(b)

This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the State of Nevada shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the State of Nevada.

(c)	Time shall be of the essence of this agreement and of every part of it and no extension or variation of this agreement shall operate as a waiver of this provision.

(d)	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of April, 2015.

IRELAND INC. by its authorized signatory:

/s/ Douglas D.G. Birnie
DOUGLAS D.G. BIRNIE,
CEO, PRESIDENT & SECRETARY

OPTIONEE:

/s/ Steven A. Klein
SIGNATURE OF DIRECTOR

STEVEN A. KLEIN
NAME OF DIRECTOR

xxxxxxxxxx
ADDRESS

500,000
NUMBER OF OPTIONS